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                                                                  EXHIBIT (g)(6)

                                     FORM OF
                     AMENDMENT NO. 6 TO CUSTODIAN AGREEMENT

         This AMENDMENT NO. 6, dated the _____ day of __________, 2003, is made by and between ABN AMRO FUNDS, a Delaware statutory trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and DEUTSCHE BANK TRUST COMPANIES AMERICA (formerly Bankers Trust Company) (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust and DEUTSCHE BANK TRUST COMPANIES AMERICA have entered into an agreement dated June 1, 1997, as amended to date, wherein DEUTSCHE BANK TRUST COMPANIES AMERICA has agreed to provide certain custody administration services to the Trust ("Custodian Agreement"); and

         WHEREAS, the Parties wish to amend the Custodian Agreement to include under its terms one additional separate series of shares identified as:

                          ABN AMRO High Yield Bond Fund

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Custodian Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the day and month first written above.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

ABN AMRO FUNDS                           DEUTSCHE BANK TRUST COMPANIES AMERICA


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By:                                      By:

Title:                                   Title:
      ----------------------------             ---------------------------------


Attest:                                  Attest:
        --------------------------               -------------------------------
Title:                                   Title:
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                                   SCHEDULE A



  To Custodian Agreement dated as of June 1, 1997, as amended to date, between DEUTSCHE BANK TRUST COMPANIES AMERICA and ABN AMRO FUNDS.


                               LIST OF PORTFOLIOS

                              ABN AMRO Growth Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                              ABN AMRO Mid Cap Fund
                          ABN AMRO/TAMRO Small Cap Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                       ABN AMRO/Veredus Select Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                             ABN AMRO Balanced Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                               ABN AMRO Bond Fund
                          ABN AMRO Municipal Bond Fund
                       ABN AMRO Investor Money Market Fund
                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund
                          ABN AMRO High Yield Bond Fund



Amended: September 17, 1998
Amended: June 30, 2000
Amended: November 30, 2000
Amended: December 20, 2001
Amended: March 21, 2002
Amended: February 17, 2003